EXHIBIT 21.1

SUBSIDIARIES OF NEXXUS LIGHTING, INC.

Name of Subsidiary	State of Incorporation	Percentage of Ownership
Advanced Lighting Systems, LLC	Delaware	100%
Lumificient Corporation	Minnesota	100%